UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


                        Date of Report: February 1, 2005
                Date of earliest event reported: February 1, 2005


                             OPUS COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)


                                      Texas
                 (State or other jurisdiction of incorporation)

         000-32845                                75-2668876
(Commission File Number)             (IRS Employer Identification Number)


          811 S. Central Expressway, Suite 210, Richardson, Texas 75080
                    (Address of principal executive offices)


                                 (972) 644-9991
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01         Regulation FD Disclosure.

         On February 1, 2005, Opus Communities, Inc. (the "Company") issued a press release that is attached hereto as an exhibit.

Item 9.01         Financial Statements and Exhibits

         The Exhibit Index preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 1st day of February 2005.

                                           Opus Communities, Inc.


                                       By: /s/ Carl Fleming
                                           -------------------------------------
                                           Carl Fleming, Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.       Page     Description of Exhibit

   99              4       February 1, 2005 Press Release



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



                                                                      EXHIBIT 99

Opus Communities, Inc. Rescinds Letter of Intent to Acquire Brazos Resources,
Inc.

Dallas, TX - Opus Communities, Inc. (OPUC:OTCBB) announced today that the company is rescinding their Letter of Intent executed on January 19, 2005 to acquire Brazos Resources, Inc.

Carlton Fleming, President of OPUS states "Further due diligence has shown that the cost associated with the property is higher than what was represented. Therefore, we have decided in the best interest of our shareholders not to pursue the acquisition of Brazos Resources, Inc. We will continue to seek out valued acquisitions that will enhance our growth and increase shareholder value."

Matters discussed in this press release are "forward looking statements". Statements describing objectives or goals or the Company's future plans are also forward looking statements and are subject to certain risks and uncertainties, including the financial performance of the Company and market valuations of its stock, which could cause actual results to differ materially from those anticipated.

Source:           Opus Communities, Inc.

Contact: Carl Fleming -             214-364-8282



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